UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 9, 2007
Date of Report (date of earliest event reported)

Overstock.com, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(Address of principal executive offices)

(801) 947-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 9, 2007 the Board of Directors of Overstock.com, Inc. (the “Company”) appointed Mr. Barclay F. (Clay) Corbus to the Company’s Board of Directors.  Mr. Corbus has also been appointed to serve on the Audit Committee.

Mr. Corbus is Co-CEO of WR Hambrecht + Co., an investment banking firm that has performed services for the Company from time to time.  During 2006, WR Hambrecht + Co. served as placement agent on a best-efforts basis for a registered direct offering of the Company’s common stock for $40 million, for which the Company paid WR Hambrecht + Co. $400,000.  Mr. Corbus has informed the Company that, as Co-CEO of WR Hambrecht + Co., his salary is based on the firm’s revenues, but that the dollar amount attributable to the fees WR Hambrecht received from the Company is not determinable.  Consequently, Mr. Corbus had a direct or indirect interest in the work WR Hambrecht + Co. performed for the Company.  WR Hambrecht + Co. has not been compensated in 2007 for any services rendered to the Company.

As a director, Mr. Corbus will be paid a quarterly fee of $5,000, and with other members of the Board of Directors will likely receive periodic grants of stock options under the Company’s 2005 Equity Incentive Plan.  The Company also has entered into or intends to enter into an indemnification agreement in customary form with Mr. Corbus, as it has done with each of its other directors.

Item 9.01                                             Financial Statements and Exhibits

(d)   Exhibits.                99.1         Press Release dated March 9, 2007.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Vice President, Finance
Date:	March 9, 2007